                                                                    EXHIBIT 3.24
                                                                    ------------

                                    BY-LAWS
                                      OF
                    MCCURRY & FALCONITE EQUIPMENT CO., INC.

                              ARTICLE I - OFFICES
                              -------------------

     McCurry & Falconite Equipment Co., Inc., (hereinafter called
"Corporation"), shall maintain a principal office in the State of Alabama as required by law. The Corporation may also have offices in such other places either within or without the State of Alabama as the Board of Directors may from time to time designate or as the business of the Corporation may require.

                               ARTICLE II - SEAL
                               -----------------

     The seal of the Corporation shall be circular in form and shall have the name of the Corporation on the circumference and the words and numerals "Corporate Seal 1995 State of Alabama" in the center.

                          ARTICLE III - STOCKHOLDERS
                          --------------------------

     1.   Annual Meeting.  The annual meeting of the stockholders of the
          --------------
Corporation shall be held in each year on the second (2nd) Tuesday of March, if not a holiday, and if a holiday, then on the next calendar day following, for the purpose of electing directors and the transaction of such other business as may be brought before the meeting.

     2.   Special Meetings.  Special meetings of the stockholders may be called
          ----------------
by the President, and Vice President, or by a majority of the Board of Directors, and shall be called by the President or Secretary upon the written request of stockholders owning one-third or more of all outstanding shares of stock entitled to vote at the meeting.

     3.   Place of Meeting.  The Board of Directors may designate any place
          ----------------
either within or without the State of Alabama as the place of meeting for any annual or special meeting. In the absence of any designation, all meetings shall be held at the principal office of the Corporation.

     4.   Notice of Meetings.  Written or printed notice stating the place, day
          ------------------
and hour of the meeting shall be given before the date of the meeting, either personally or by mail, by or at the direction of the Secretary to each stockholder of record entitled to vote at such meeting. Such notice shall be delivered not less than ten (10) days before the date of the meeting. Notwithstanding the provisions of this section, the stock or bonded indebtedness of the Corporation shall not be increased at a meeting unless thirty (30) days' notice of such meeting shall have been given in the manner prescribed in this section. In case of a special meeting or an annual meeting at which special action is to be taken, such notice shall also state the purpose(s) for which the meeting is called or the special action which is proposed to be taken. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation with postage thereon prepaid. If given personally, such notice shall be deemed to have been delivered when handed to the stockholder or left at his place of business or his residence.

     5.   Quorum.  A majority of the outstanding shares of the Corporation
          ------
entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. If less than a majority of the shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     6.   Proxies.  A stockholder entitled to vote may vote either in person or
          -------
by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     7.   Voting of Shares.  Each outstanding share, regardless of class or
          ----------------
classes, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation.

     8.   Informal Action by Stockholders.  Any action required to be taken at a
          -------------------------------
meeting of the stockholders, or any action which may be taken at a meeting of the stockholders, or any action which may be taken without a meeting if a consent in writing, setting for the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of stockholders.

                        ARTICLE IV - BOARD OF DIRECTORS
                        -------------------------------

     1.   Management of Corporation.  The business and affairs of the
          -------------------------
Corporation shall be managed and controlled by the Board of Directors.

     2.   Number, Tenure and Qualifications.  There shall be two directors of
          ---------------------------------
the Corporation. directors shall be elected at the annual meeting of the stockholders and shall hold office for one year until the next annual meeting of the stockholders and until their successors have been elected and qualified. The number of directors may be increased or decreased from time to time by amendment to the By-Laws, but no decrease shall have the effect of shortening the term of any incumbent director. Directors need not be residents of the State of Alabama or stockholders of the corporation.

     3.   Annual and Other Regular Meetings.  The regular meeting of the Board
          ---------------------------------
shall be held immediately after and at the same place as the annual meeting of the stockholders, without necessity of notice of such meeting. The Board may provide for the holders of additional regular meetings at such places either within or without the State of Alabama and at such time as the Board of Directors by resolution may determine, and if so determined no further notice thereof need be given.

     4.   Special Meetings.  Special meetings of the Board maybe called by the
          ----------------
Chairman of the Board, or by the President or any Vice President, or by any two Directors. The person(s) authorized to call a special meeting of the Board shall fix the place, either within or without the State of Alabama, and the date and time for holding any such meeting.

     5.   Notice.  Notice of any special meeting shall state the date, time and
          ------
place of the meeting and the purposes(s) for which the meeting is called and may be given under any one of the following methods:

     (a) By written notice at least forty-eight (48) hours in advance of such meeting, delivered in person or by leaving such notice at the place of business or residence of such Director, or by depositing such notice in the United States mail, postage prepaid and addressed to the Director at his address as it appears on the records of the Secretary of the Corporation;

     (b) Verbally in person or by telephone at least twenty-four (24) hours in advance of such meeting by communication with the Director in person or by telephone;

     (c)  By telegram delivered to the telegraph company at least twenty-four
          (24) hours in advance of such meeting.

     6.   Quorum.  A majority of the Directors shall constitute a quorum for the
          ------
transaction of business but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting which may be held on a subsequent date without further notice provided a quorum shall be present at such deferred meeting.

     7.   Manner of Acting.  The act of a majority of the Directors present at a
          ----------------
meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by the statute, Certificate of Incorporation or the By-Laws.

     8.   Vacancies.  Any vacancies occurring in the Board of Directors may be
          ---------
filled by the affirmative vote of the majority of the remaining Directors though less than a Quorum of the Board. A Director elected to fill a vacancy shall be elected to serve for the unexpired term of his predecessor. Any Directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose. A director may be removed from the Board only for cause shown by a majority vote of the stockholders.

                         ARTICLE V - WAIVER OF NOTICE
                         ----------------------------

     Any notice required to be given under the provisions of these By-Laws or otherwise may be waived by the stockholder or Director to whom such notice is required to be given.

                             ARTICLE VI - OFFICERS
                             ---------------------

     1.   Various Officers.  The officers of the Corporation shall be elected by
          ----------------
the Board of Directors and shall be President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board of Directors, additional Vice Presidents, an Assistant Secretary and an Assistant Treasurer. The Secretary of Treasurer may be the same person, and the President or Vice President may hold at the same time, the off ice of the Treasurer.

     2.   Election and Term of Office.  The officers shall be elected by the
          ---------------------------
Board of Directors at the annual meeting of the Board, except an officer elected to fill a vacancy, shall be elected in the manner provided in section 4. If the election of officers shall not be held at such annual meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death, resignation or removal in the manner hereafter provided.

     3.   Removal.  Any officer elected or appointed by the Board of Directors
          -------
may be removed by the affirmative vote of the majority or all the Directors whenever, in their judgment, the best interests of the corporation would be served thereby.

     4.   Vacancies.  A vacancy in any office on account of death, resignation,
          ---------
removal, disqualification or otherwise may, at any regular or special meeting, be filled by the Board for the unexpired portion of the term.

     5.   Chairman of the Board of Directors.  In the event the Board of
          ----------------------------------
Directors shall elect a Chairman of the Board of Directors, the Chairman shall preside at all meetings of stockholders and Directors. Except where by law the signature of the President is required to sign all contracts and other instruments of the Corporation which may be authorized by the Board of Directors.

     6. President. The President shall be the chief executive officer of the Corporation and shall have general supervision of all the business and affairs of the Corporation; see that all orders and resolutions of the Board are carried into effect; sign all stock certificates, contracts and other instruments of the Corporation which may be authorized by the Board of Directors; and, perform all other duties as are incident to the office of President or as may be assigned to him by the Board of Directors. In the absence of or if there be no Chairman of the Board, the President shall preside at all meetings of the stockholders and directors. The President shall co-sign all checks in excess of $1,000.00.

     7.   Vice Presidents.  The Vice Presidents, in the order designated by the
          ---------------
Board of Directors, shall exercise the functions of the President during the absence or disability of the President. Each Vice President shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors.

     8.   Secretary.
          ---------

     (a) The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; see that all the notices are given in accordance with the provisions of these By-Laws or as required by law; keep the seal of the Corporation in safe custody and, when authorized by the Board of Directors, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature; sign with the President, or any Vice President, all stock certificates to be issued; and, perform such other duties as may be assigned to him by the Board of Directors or President. The office of Secretary and Treasurer may be held by one and the same person.

     (b) Any Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may be assigned to him by the Board of Directors or President.

     9.   Treasurer.
          ---------

     (a) The Treasurer shall be the chief financial officer of the Corporation; have custody of all funds and securities of the Corporation; keep full and accurate accounts of receipts and disbursements; deposit all monies and valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors; disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements; render to the President and Board, whenever they may require it, an account of his transactions as Treasurer and of the financial condition of the Corporation; and perform such other duties as may be assigned to him by the Board of Directors.

     (b) Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as may be assigned to him by the Board of Directors or President.

     10.  Delegation of Duties.  In the event of the absence of any officer of
          --------------------
the Corporation, or for any other reason that a majority of the Board of Directors may deem necessary, advisable or appropriate, the Board may delegate any or all of the powers or duties of any officer to any other person(s) for such time and under such conditions as a majority of the Board shall concur.

            ARTICLE VII - CERTIFICATES OF STOCK AND STOCK TRANSFERS
            -------------------------------------------------------

     1.   Stock Certificates.  Stock certificates shall be in such form as may
          ------------------
be determined by the Board of Directors and as will comply with the applicable statutes. Stock certificates shall be signed by the President or any Vice President and by the Secretary or Assistant Secretary. All stock certificates shall be consecutively numbered.

     2.   Stock Transfers.  Transfers of stock shall be made on the books of the
          ---------------
Corporation only by the holder of record or by his legal representative, or by his attorney lawfully constituted in writing, and upon surrender of the certificates therefor.

     3.   Registered Stockholders.  The Corporation shall be entitled to treat
          -----------------------
the holder of record of any shares(s) of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share(s) on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Alabama.

     4.   Lost Certificates.  In case of a lost, destroyed or mutilated
          -----------------
certificate, a new one may issue therefor upon such terms and indemnify to the Corporation as the Board of Directors may prescribe.

                           ARTICLE VIII - DIVIDENDS
                           ------------------------

     Subject to the laws of the State of Alabama, the Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property or its own shares, except when the Corporation is insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Certificate of Incorporation.

                           ARTICLE IX - FISCAL YEAR
                           ------------------------

     The fiscal year shall begin on the date of incorporation and end on the last day of any month, no longer than twelve (12) months from the first day of the month in which the Corporation was organized, as the Board of Directors may elect. Thereafter, the fiscal year shall cover a full twelve month period.

                          ARTICLE X - INDEMNIFICATION
                          ---------------------------

     1. Each director, officer, employee or agent of Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative, criminal or investigative (other than an act by or in the right of Corporation) by reason of the fact he is or was a director, officer, employee or agent of Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent or another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit or investigation proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of Corporation or other organization above, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or willful misconduct in the performance of his duty to Corporation unless and only to the extent that the Court in which such action or suit was brought shall determine upon application there, despite the adjudication or liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such

Court shall deem proper. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Corporation.

     2. In each specific case a determination that Corporation shall indemnify the director, officer, employee or agent of Corporation, shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the Stockholders of Corporation.

     3. Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Corporation, or is or was serving at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Corporation has the power to indemnify him against such liability under the Laws of the State of Alabama.

                            ARTICLE XI - AMENDMENTS
                            -----------------------

     The power to alter, amend or repeal the By-Laws or adopt new By-Laws shall be vested in the Board of Directors unless reserved to the stockholders by the Certificate of Incorporation; provided, however, that without first obtaining the approval of the stockholders, the Board of Directors may not alter, amend or repeal any By-Laws establishing the number of Directors, the time or place of stockholders meetings, or what constitutes a quorum at such stockholders meetings.

     ADOPTED by the Stockholders on this the day _____ of March, 1995.

                                             /s/ Ralph McCurry
                                             ___________________________________
                                             Ralph McCurry,
                                             Shareholder/Director

                                             /s/ Michael Falconite
                                             ___________________________________
                                             Michael Falconite,
                                             Shareholder/Director